Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
Clifford E. Pietrafitta
Chief Financial Officer
(215) 569-9900

IMMEDIATE RELEASE
November 12, 2007

CSS INDUSTRIES, INC. AUTHORIZES ADDITIONAL

COMMON STOCK REPURCHASES

CSS Industries, Inc. (NYSE:CSS) announced that the Executive Committee of its Board of Directors has authorized an additional buy back of up to 500,000 shares of its Common Stock at prices and pursuant to other terms and conditions that the Company’s officers deem appropriate. There are 10,789,641 shares of the Company’s Common Stock presently outstanding. Any such buy back is subject to compliance with applicable regulatory requirements and relevant covenants in the Company’s credit facilities.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, and craft and educational products.